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ULTIMATE ADVANTAGE

COMMISSIONS:             MULTIPLE COMMISSION OPTIONS 5 FOR EACH VERSION
                         ------------------------------------------------

- Each option consists of an immediate initial payment with quarterly trail payments that may vary up or down over time.

-    Over age 80, the d option is forced.

                       OPTION       INITIAL           0-9      10+
                       --------------------           ---      ---
                       A            5                 0        .50
                       B            4.25              .25      .75
                       C            3.0               .50      .75
                       D            1.0               1.0      1.0
                       (D is forced at age 80)


- Commissions are based on a percent of payment and trails are based upon a percent of accumulated value.

                   VESTING
                   -------
                   Trails are 100% Vested.  No other changes to vesting

                   CHARGEBACKS
                   ------------
                   At free look - 100%.
                   At Death in first year: 0-6 months: 100%; Months 7-12: 50%

                   NOTE: NO CHARGEBACK FOR SURRENDERS